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                                 OHM CORPORATION
                              INCENTIVE STOCK PLAN

         1. Purpose. The purpose of the OHM Corporation Incentive Stock Plan (the "Plan") is to attract, compensate and retain officers of OHM Corporation (the "Company") and to align the financial interests of the Company's officers with the shareholders of the Company.

         2.  Definitions.  As used in this Plan,

         (a)      The term "Board"  means the Board of Directors of the Company.

         (b) The term "Change in Control" means that any of the following events shall occur:

                           (i) The Company is merged, or consolidated or
                  reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereinafter defined) of the Company immediately prior to such transaction; or

                           (ii) The Company sells all or substantially all of
                  its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale; or

                           (iii) There is a report filed on Schedule 13D or
                  Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); or

                           (iv) The Company files a report or proxy statement
                  with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                           (v) If during any period of two consecutive years,
                  individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each Director of the Company first elected during such



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                  period was approved by a vote of at least two-thirds of the
                  Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

         (c) The term "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (d) The term "Committee" means the committee described in Section 7 of this Plan.

         (e) The term "Common Stock" means shares of the common stock, par value $.01 per share, of the Company.

         (f) The term "Date of Grant" means the date specified by the Committee on which a grant of Restricted Stock shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

         (g) The term "Disability" means a Participant is unable to perform the normal duties of his or her employment by reason of a medically determinable physical or mental impairment which in the opinion of a physician acceptable to the Committee can be expected to result in death or to be of a long-continual or indefinite duration.

         (h) The term "Market Value" means the closing price of a share of Common Stock on the New York Stock Exchange on the specified date (or if Common Stock was not traded on such date, on the next preceding date on which it was traded) as reported in The Wall Street Journal Midwest Edition.

         (i) The term "Participant" means an officer of the Company who is selected by the Committee to receive benefits under the Plan.

         (j) The term "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

         (k) The term "Restricted Stock" means Common Stock granted or sold pursuant to this Plan as to which neither the Substantial Risk of Forfeiture nor the restrictions on transfer referred to in Section 4 hereof have expired.

         (l) The term "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule to the same effect.

         (m) The term "Substantial Risk of Forfeiture" shall have the meaning referred to in Section 4(c) hereof.

         3. Shares Available under the Plan. The number of shares of Common Stock issued or transferred and released from Substantial Risk of Forfeiture under the Plan shall not in the aggregate exceed 500,000 shares, which may be shares of original issuance or shares held in treasury or a combination thereof.


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         4.  Restricted Stock.  The Committee may authorize grants or sales to
Participants of shares of Restricted Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions:

         (a) Each grant or sale shall result in an immediate transfer of ownership of shares of Common Stock to the Participant, or the Committee may, in its discretion, defer the transfer of ownership of shares of Common Stock until such time as the Committee may specify, provided that in each case such grant or sale shall be made, issued or awarded in consideration of the performance of services and the execution of a non-competition agreement, and shall entitle such Participant to dividend, voting and other ownership rights, subject to the Substantial Risk of Forfeiture.

         (b) Each grant or sale may be made without any other consideration from the Participant or in consideration of a payment by the Participant that is less than the market value per share of Common Stock on the Date of Grant.

         (c) Each grant or sale shall provide that the shares of Restricted Stock covered thereby shall be subject to a "Substantial Risk of Forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant.

         (d) Each grant or sale shall provide that, during the period for which such Substantial Risk of Forfeiture is to continue, the transferability of the shares of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal of the Company, non-competition provisions, or provisions subjecting the shares of Restricted Stock to a continuing Substantial Risk of Forfeiture in the hands of any transferee.

         (e) Any grant or sale may provide for the payment of dividends, dividend equivalents, or other distributions prior to the issuance of any shares of Restricted Stock and may require that any or all dividends, dividend equivalents, or other distributions paid on the shares of Restricted Stock be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

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         (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing shares of Restricted Stock, together with a stock power that shall be endorsed in blank by the Participant with respect to the shares of Restricted Stock, shall be held in custody by the Company until all restrictions thereon lapse.

         (g) The Committee may provide at or after the Date of Grant of any Restricted Stock, for the payment of a cash bonus intended to offset the amount of tax that the Participant may incur in connection with such Restricted Stock, including tax on the receipt of such bonus.

         5. Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

         6. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or other taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. The Participant's required tax withholding may be satisfied by a relinquishment of a portion of any such payment or benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         7. Administration of the Plan. (a) This Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company. A majority of the members of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved in writing by the members of the Committee, shall be the acts of the Committee.

         (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing a grant of Restricted Stock, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

         8. Amendments, etc. (a) The Committee may amend this Plan from time to time as it deems necessary in its sole discretion.

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         (b) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate any Participant's employment or other service at any time.

         (c) In the case of termination of employment by reason of death, Disability or retirement from the Company upon the attainment of age 65 or upon completion of ten years of employment with the Company and the attainment of age 55, or in the event of a Change in Control, a Participant's Restricted Stock shall become fully vested and cease to be subject to a Substantial Risk of Forfeiture.

         9. Successors. In the event that another corporation shall become the successor of the Company by reason of the merger, consolidation or acquisition of substantially all of the assets and business of the Company, it shall be a condition to the consummation of such merger, consolidation or acquisition that such successor corporation shall assume and agree to perform all terms, conditions, and obligations of the Company under the Plan.

         The foregoing is the true and complete text of the OHM Corporation Incentive Stock Plan as adopted by the Compensation and Stock Option Committee of the Board of Directors of OHM Corporation effective as of August 15, 1996.

                                                     /s/ John J. Ray III
                                                     ---------------------------
                                                     John J. Ray III
                                                     Vice President, General
                                                     Counsel and Secretary


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